Exhibit 10.5

EXECUTION COPY

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

TRIPLE ROYALTY SUB LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of November 30, 2018 (together with the schedules and exhibit attached hereto, as the same may be amended or otherwise modified from time to time, this “Agreement”), of Triple Royalty Sub LLC, a Delaware limited liability company (the “Company”), is entered into by Theravance Biopharma R&D, Inc. (“Theravance Biopharma R&D”), a Cayman Islands exempted company, as the initial sole equity member (together with its successors and assigns in such capacity pursuant to Section 22 hereof, the “Member”) of the Company.

RECITAL

WHEREAS, the Company was duly formed under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), pursuant to a Certificate of Formation previously filed with the Office of the Secretary of State of the State of Delaware on October 24, 2018 (the “Certificate of Formation”) and governed by the Limited Liability Company Agreement of the Company, dated as of October 25, 2018 (the “Original LLC Agreement”); and

WHEREAS, the Member desires to amend and restate the Original LLC Agreement in its entirety;

NOW THEREFORE, the Original LLC Agreement is hereby amended and restated in its entirety and the Company shall continue its existence pursuant to the following terms.

Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth or referenced on Schedule A hereto.

Section 1.                                           Formation.

The Member has previously formed the Company as a limited liability company pursuant to and in accordance with the Act.  A certificate of formation for the Company as described in Section 18-201 of the Act has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act under the name “Triple Royalty Sub LLC” on October 24, 2018 by Deborah M. Reusch as an “authorized person” within the meaning of the Act.  The Member, by execution of this Agreement, hereby ratifies and approves the execution, delivery and filing of the Certificate of Formation of the Company in such manner. Upon the execution of this Agreement, Deborah M. Reusch’s authority as an “authorized person” within the meaning of the Act shall cease and the Member shall be designated as an “authorized person”

within the meaning of the Act to execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required by the Act.  In connection therewith, the Company and, if required, the Member, in its capacity as the “authorized person” within the meaning of the Act to take such actions, shall execute and deliver or cause to be executed and delivered from time to time all other instruments, certificates, notices and documents and shall do or cause to be done all such acts and things (including keeping books and records and making publications or periodic filings) as may now or hereafter be required for the formation, valid existence and, when appropriate, termination of the Company as a limited liability company under the laws of the State of Delaware.

Section 2.                                           Name.

The name of the limited liability company shall be “Triple Royalty Sub LLC” and its business shall be carried on in such name with such variations and changes as the Board shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.

Section 3.                                           Principal Business Office.

The principal business office of the Company is c/o Theravance Biopharma US, Inc., 901 Gateway Boulevard, South San Francisco, California 94080, or such other location as may hereafter be determined by the Board from time to time.  The Board may, from time to time, change the Company’s principal business office and may establish such other place or places of business within or without the State of Delaware as the Board may deem advisable.

Section 4.                                           Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o Incorporating Services, Ltd., 3500 South DuPont Highway, Dover, Kent County, 19901. The Board may, from time to time, change the Company’s registered office and shall forthwith amend the Certificate of Formation to reflect such change.

Section 5.                                           Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Incorporating Services, Ltd., 3500 South DuPont Highway, Dover, Kent County, Delaware 19901. The Board may, from time to time, change the Company’s registered agent and shall forthwith amend the Certificate of Formation to reflect such change.

Section 6.                                           Member; Special Members; No Liability.

(a)                                 The name and the mailing address of the Member as of the date hereof are set forth on Schedule B attached hereto.

(b)                                 Subject to Section 10(j), the Member may act by written consent.

(c)                                  From the date each Indenture is entered into by the Company until such date as each such Indenture has been satisfied and discharged in full in accordance with its terms, upon the resignation or dissolution of the Member or any other event that causes the Member to cease to be a member of the Company (other than upon the continuation of the Company without dissolution upon the transfer (in one or more transactions) by the Member of 100% of its membership interest in the Company in accordance with the provisions of this Agreement or any other circumstance in which there is already another Member of the Company in accordance with the provisions of this Agreement), each Person acting as an Independent Manager pursuant to Section 11 who (i) shall have been appointed from time to time in the manner provided in Section 11, (ii) shall have executed the Management Agreement in the form attached as Schedule C to this Agreement (which, following the date hereof, may be in the form of a counterpart signature page to the Management Agreement) and (iii) shall initially be Albert J. Fioravanti and Leonard J. Padula, shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution.  Prior to the occurrence of any such event and admission to the Company as a Special Member, no Person acting as an Independent Manager shall be a member of the Company nor shall such Person have any rights or obligations under this Agreement, except (A) his or her duties and obligations as an Independent Manager pursuant to this Agreement and (B) his or her obligation to become a Special Member and be admitted to the Company upon the occurrence of the conditions specified in this Section 6(c).  No Special Member may resign from the Company or transfer his or her rights or obligations as Special Member unless (1) a successor Special Member has been admitted to the Company as a Special Member by executing a counterpart to this Agreement and (2) such successor has also accepted his or her appointment as an Independent Manager pursuant to Section 11; provided, that each Special Member shall automatically cease to be a member (but not an Independent Manager) of the Company upon the admission to the Company of a substitute Member pursuant to Section 22(b), appointed by the personal representative of the Person that had been the last remaining Member.  In the event that such personal representative fails to appoint a substitute Member pursuant to Section 22(b) as promptly as commercially practicable after the admission of the Special Members as Special Members of the Company, the Special Members shall appoint a Person as a substitute Member as promptly as commercially practicable. Upon admission to the Company, each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of the property or assets of the Company.  Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company.  A Special Member, in his or her capacity as Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, a Special Member, in his or her capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, any Specified Action.  In order to implement the admission to the Company of a Special Member, each Person acting as an Independent Manager pursuant to Section 11 and who is designated to be a Special Member in accordance with this Section 6(c) shall execute a counterpart signature page to this Agreement upon becoming a Special Member pursuant to this Section 6(c).

(d)                                 All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Member nor any Special Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member or a Special Member.

Section 7.                                           Authorized Person; Filings; Term of Existence; Fiscal Year.

The Member shall be the designated “authorized person” within the meaning of the Act.  The Member or an Officer shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.  The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.  The “Fiscal Year” of the Company shall be from January 1st to December 31st of each year.

Section 8.                                           Purposes.

(a)                                 Subject to Section 10(j), the purposes of the Company are to engage in the following activities:

(i)                                                             to purchase or otherwise acquire, hold, own, service, sell, transfer, assign, participate, pledge, collateralize, securitize and otherwise monetize, in whole or in part, the assets of the Company;

(ii)                                                          to authorize, issue, sell and deliver the Notes pursuant to the Indenture and to pledge the assets of the Company to the Indenture Trustee to secure its obligations thereunder;

(iii)                                                       to appoint the Servicer to manage and service its assets and other property pursuant the Servicing Agreement;

(iv)                                                      to enter into and exercise its rights and perform its duties and obligations under the TRC LLC Agreement and the Transaction Documents to which it is or becomes a party and any other agreement, instrument, order, certificate, notice, financing statement or other document entered into or delivered in connection therewith or contemplated thereby and to exercise any rights given to it under the TRC LLC Agreement and any Transaction Document or the other documents, instruments, agreements, certificates or financing statements contemplated thereby;

(v)                                                         to hire and appoint such employees (in addition to the Managers and Officers) as the Board may determine are necessary and appropriate in order to permit the Company to engage in its activities; and

(vi)                                                      to engage in all such other activities and to exercise all such other powers permitted to limited liability companies under the Act that are incidental to or connected with the foregoing business or purposes or necessary or desirable to accomplish the foregoing.

The Company shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by this Agreement or the TRC LLC Agreement and any Transaction Documents to which it is a party.

(b)                                 The Company, by or through any Manager or any Officer on behalf of the Company, may execute, deliver, enter into and perform the TRC LLC Agreement and the Transaction Documents, and all other agreements, instruments, orders, certificates, notices, financing statements and other documents contemplated thereby or related thereto, all without any further act, vote or approval of the Member or any Manager or Officer notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Manager or any Officer to enter into agreements, instruments, orders, certificates, notices, financing statements and other documents on behalf of the Company.

Section 9.                                           Powers.

Subject to Section 10(j), the Company shall have and exercise (a) all powers and rights necessary, convenient or incidental to accomplish its purposes as set forth in Section 8 and (b) all powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 10.                                    Management.

(a)                                 Board of Managers.  The business and affairs of the Company shall be managed by or under the direction of a Board of five or more Managers.  The Member shall designate, appoint and elect each Manager.  Each Manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.  Subject to Section 11, the Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the Board.  The authorized number of Managers may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Managers, and subject in all cases to Section 11.  The initial number of Managers shall be five, two of which shall be Independent Managers pursuant to Section 11.  Each Manager elected, designated or appointed shall hold office until a successor is elected and qualified or until such Manager’s earlier death, resignation or removal.  Each Manager shall execute and deliver the Management Agreement. Managers need not be Members. The initial Managers hereby designated by the Member are listed in Schedule B hereto.

(b)                                 Powers.  Subject to Section 10(j), the Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.  Except as otherwise provided in any other provision of this Agreement, the Board of Managers shall have the authority to bind the Company pursuant to a resolution expressly authorizing any matter which resolution is duly adopted by an affirmative vote of a majority of the Board not including the Independent Managers, or as otherwise required by this Agreement.  An individual Manager shall not have the authority to bind the Company to any matter involving a third party without the affirmative vote of a majority of the Board or as otherwise required pursuant to this Agreement.

(c)                                  Meeting of the Board of Managers. The Board of Managers may hold meetings, both regular and special, within or outside the State of Delaware.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by the President on not less than one day’s notice to each Manager that has authority hereunder to participate in the meeting by telephone, facsimile, mail, telegram, email or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Managers that has authority hereunder to participate in the meeting; provided, that the provisions of this Section 10(c) shall not apply to Independent Managers unless the action considered at such Board meeting requires the vote of the Independent Managers, provided, further, that Managers may waive the right to notice in accordance with this Section 10(c).

(d)                                 Quorum; Acts of the Board. At all meetings of the Board in respect of matters expressly requiring the consent or approval of the Independent Managers, a majority of the Managers (which majority must include a majority of the Managers other than the Independent Managers) shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board (which majority must include a majority of the Managers other than the Independent Managers).  At all other meetings of the Board, a majority of the Managers other than the Independent Managers shall constitute a quorum for the transaction of business, and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at such meeting excluding the Independent Managers shall be the act of the Board.  If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if the same number of members of the Board or committee with authority hereunder to vote on such matter, as the case may be, as would be required to consent to such action at a meeting of the Board, or of any committee thereof, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.  Where the consent or approval of the Independent Managers would be required to approve an action at a meeting of the Board, the written consent of the Independent Managers shall also be required to approve such action by written consent, and where the consent or approval of the Independent Managers would not be required to approve an action at a meeting of the Board, the written consent of the Independent Managers shall not be required to approve such action by written consent.  Notwithstanding anything in the Act or this Agreement to the contrary, the Independent Managers may only act, vote or otherwise participate in the business of the Company to the extent of the matters expressly requiring the approval of the Independent Managers pursuant to this Agreement.  In all cases where the approval of the Independent Managers is not expressly required pursuant to this Agreement, the Independent Managers shall not be entitled to notice of the meetings of the Board, shall not be entitled to attend meetings of the Board and shall not count at meetings of the Board for purposes of constituting a quorum.

(e)                                  Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.  If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f)                                   Committees of Managers.

(i)                                     The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Managers of the Company; provided, that the majority of the whole Board shall be required only if the committee so designated will deliberate matters that require the vote of the Independent Managers, otherwise, such resolutions may be passed by the majority of the Board other than the Independent Managers.  The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii)                                  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; provided, that any non-Independent Manager that is absent or has been disqualified may be replaced with another non-Independent Manager unless the majority of the non-Independent Managers agree otherwise.

(iii)                               Subject to Section 10(j), any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g)                                  Compensation of Managers; Expenses. The Board shall have the authority to fix the compensation of Managers. The Managers may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Manager.  No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h)                                 Removal of Managers. Subject to Section 11, unless otherwise restricted by law, any Manager or the entire Board of Managers may be removed, with or without cause, at any time by the Member.  Any vacancy caused by any such removal may be filled by action of the Member.  Except as provided in this Agreement, a Manager may not bind the Company.

(i)                                     Managers as Agents. To the extent of their powers set forth in this Agreement and subject to Section 10(j), the Managers are agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company.

(j)                                    Limitations on the Company’s Activities.

(i)                                                             This Section 10(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose entity.”

(ii)                                                          Notwithstanding any other provision of this Agreement or any provision of law that otherwise so empowers the Company, the Member or the Board, from the date each Indenture is entered into by the Company until such date as each such Indenture has been satisfied and discharged in full in accordance with its terms, the Member shall not be authorized or empowered to amend, alter, change or repeal Sections 6(c), 8, 9, 10, 11, 19, 20, 23, 24, 25 or the definition of “Independent Manager” set forth in Schedule A of this Agreement without the unanimous written consent of the Board (including both Independent Managers).  Subject to this Section 10(j), the Member may amend, alter, change or repeal any provisions contained in this Agreement without the consent of the Board pursuant to Section 30.

(iii)                                                       Notwithstanding any other provision of this Agreement or any provision of law that otherwise so empowers the Company, the Member or the Board, from the date each Indenture is entered into by the Company until one year and one day after such dates as each such Indenture entered into by the Company has been satisfied and discharged in full in accordance with its terms, neither the Member nor the Board shall take any Specified Action without the unanimous written consent of the Board (including both Independent Managers) and, in the case of the Board, without the prior written consent of the Member.

(iv)                                                      Each Manager agrees, solely in its, his or her capacity as a creditor of the Company on account of any indemnification or other payment owing to such Manager by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

(v)                                                         The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business.  The Board shall cause the Company to be operated in such a manner as the Board deems reasonable and necessary or appropriate to preserve the limited liability of the Member, the separateness of the Company from the business and affairs of the Member or any Affiliate of the Member (other than the Company), and until one year and one day after the last remaining Notes are paid in full, the special purpose bankruptcy remote status of the Company. Without limitation of the foregoing, from the date each Indenture is entered into by the Company until such date as each such Indenture entered into by the Company has been satisfied and discharged in full in accordance with its terms, the Board shall cause the Company to:

(1)                                 hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person and conduct its own business in its own name and require that all full-time employees of the Company, if any, identify themselves as employees of the Company;

(2)                                 maintain the Company’s books, records and bank accounts separate from those of the Member and any other Person and otherwise in such a manner so that such books and records are readily identifiable as its own assets rather than assets of the Member or any such Person;

(3)                                 maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Company’s assets may be included in a consolidated financial statement of its Affiliates; provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company from any such Affiliate and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of any such Affiliate or any other company and (B) such assets shall also be listed on the Company’s own separate balance sheet;

(4)                                 file its own tax returns, if any, as may be required under applicable law, to the extent it is (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division, for tax purposes, of another taxpayer or otherwise disregarded for tax purposes, and pay any taxes so required to be paid under applicable law;

(5)                                 allocate fairly and reasonably any taxes and any overhead expenses that are shared with an Affiliate, including for shared office space and for services performed by an employee of an Affiliate;

(6)                                 not commingle its assets with assets of any other Person;

(7)                                 maintain an arm’s-length relationship with the Member and its other Affiliates;

(8)                                 pay out of its own funds and assets its indebtedness and other liabilities, including the salaries of its officers and employees, its operating expenses and the fees and expenses of its agents;

(9)                                 maintain a sufficient number of employees in light of its contemplated business operations;

(10)                          maintain at all times adequate capital in light of its contemplated business operations and liabilities and refrain from making any distributions or other payments in respect of its membership interests (including any repurchase of membership interests or return of capital) that would cause it to have inadequate capital;

(11)                          not hold out its credit as being available to satisfy the obligations of others;

(12)                          not acquire obligations or securities of the Member;

(13)                          use separate stationery, invoices, checks, other business forms and telephone and facsimile numbers from those of any other Person;

(14)                          correct any known misunderstanding regarding its separate existence and identity;

(15)                          have a Board composed differently from that of the Member and any other Person;

(16)                          cause its Board of Managers to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

(17)                          direct its officers, Managers (other than its Independent Managers), agents and other representatives to act at all times in the best interest of the Company and its Member and direct its Independent Managers to act at all times in the best interest of the Company and its Member and creditors;

(18)                          cause its officers and Managers, to the extent permitted by law, until one year and one day after the last remaining Notes are paid in full, to make decisions with respect to the business and daily operations of the Company pursuant to the direction of the Board, in adherence to all organizational formalities of the Company and as required for preservation of its status as a distinct entity; and

(19)                          observe all limited liability company formalities required by this Agreement and the Act.

(vi)                                                      The Board shall not cause or permit the Company to:

(1)                                 guarantee any obligation of any Person, including any Affiliate of the Company; or

(2)                                 incur, create or assume any indebtedness other than as permitted by this Agreement, the TRC LLC Agreement and the Transaction Documents to which the Company is a party.

Any failure of the Company to comply with any of the covenants in this Section 10(j) shall not affect the status of the Company as a separate legal entity or the limited liability of the Member, the Special Member and Managers.

Section 11.                                    Independent Managers.

(a)                                 From the date each Indenture is entered into by the Company until such date as each such Indenture entered into by the Company has been satisfied and discharged in full in accordance with its terms, the Member shall cause the Company at all times to have at least two Independent Managers, each of whom shall be appointed by the Member.  All right, power and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.  The Independent Managers shall not delegate their rights, duties, authorities or responsibilities hereunder.  To the fullest extent permitted by law, including, without limitation, Section 18-1101(c) of the Act, each of the Independent Managers shall consider only the interests of the Company and its Member and creditors in acting or otherwise voting on matters subject to the vote of the Board of Managers that require the approval of the Independent Managers.  In exercising their rights and performing their duties under this Agreement, the Independent Managers shall have a fiduciary duty of loyalty and care to the Company and its Member and creditors similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.  No Independent Manager shall at any time serve as a trustee in bankruptcy for the Company or any of its Affiliates.  Except as provided in this Agreement, an Independent Manager shall not bind the Company.  Notwithstanding anything in the Act or this Agreement to the contrary, the Independent Managers may only act, vote or otherwise participate in the business of the Company to the extent of the matters expressly requiring the approval of the Independent Managers pursuant to this Agreement.  In all cases where the approval of the Independent Managers is not expressly required pursuant to this Agreement, the Independent Managers shall not be entitled to notice of the meetings of the Board, shall not be entitled to attend meetings of the Board and shall not count at meetings of the Board for purposes of constituting a quorum.  To the fullest extent permitted by law, including Section 18-1101(e) of the Act, an Independent Manager shall not be liable to the Company, the Member or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct.

(b)                                 From the date each Indenture is entered into by the Company until such date as each such Indenture entered into by the Company has been satisfied and discharged in full in accordance with its terms, the Independent Managers may be removed by the Member or the Board with or without cause.  From the date each Indenture is entered into by the Company until such date as each such Indenture entered into by the Company has been satisfied and discharged in full in accordance with its terms, to the fullest extent permitted by law, no resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until the successor Independent Manager shall have accepted its appointment by a written instrument, which may be a counterpart signature page to the Management Agreement.  In the event of any vacancy in the position of Independent Manager from the date each Indenture is entered into by the Company until such date as each such Indenture entered into by the Company has been satisfied and discharged in full in accordance with its terms, (x) the Member shall appoint a substitute Independent Manager as promptly as commercially practicable thereafter, and (y) until there are at least two Independent Managers appointed in the manner provided herein the Board shall not vote on any matter requiring the approval of the Independent Managers.  The Member shall provide not less than ten (10) calendar days’ prior written notice to the Company of the replacement or appointment of any Manager that is to serve as an Independent Manager for purposes of this Agreement.  As a condition to the effectiveness of any such replacement or appointment, the Member shall certify to the Company that the designated Person satisfied the criteria set forth in the definition of “Independent Manager” and the Board shall acknowledge in writing, that in the Board’s reasonable judgment, the designated Person satisfies the criteria set forth in the definition of “Independent Manager.”  From the date each Indenture is entered into by the Company until such date as each such Indenture entered into by the Company has been satisfied and discharged in full in accordance with its terms, the failure of the Member to comply with the procedures applicable to any replacement or appointment of an Independent Manager set forth in this Section 11 shall cause the appointment or replacement to be null and void for all purposes under this Agreement.

(c)                                  The provisions of this Section 11 shall only apply and the Company shall be required to maintain Independent Managers from the date each Indenture is entered into by the Company until such date as each such Indenture entered into by the Company has been satisfied and discharged in full in accordance with its terms.

Section 12.                                    Officers.

(a)                                 Officers. The Officers of the Company shall consist of at least a President, a Secretary and a Treasurer.  The Officers of the Company as of the date hereof are listed in Schedule B hereto. The Board of Managers or the Member may also choose a Chief Financial Officer and a General Counsel (or an Associate General Counsel) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant General Counsel in addition to the initial Officers appointed by the Member.  Any number of offices may be held by the Member or the same person except that the President and the Secretary may not be the same person.  The Board or the Member shall choose a President, a Secretary and a Treasurer following the resignation or removal of the initial Officers appointed by the Member.  The Board or the Member may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The salaries of all Officers and agents of the Company, if any, shall be fixed by or in the manner prescribed by the Board.  The Officers of the Company shall hold office until their successors are chosen and qualified.

Any Officer elected or appointed by the Member or the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board.  Any vacancy occurring in any office of the Company shall be filled by the Board.

(b)                                 President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Company, if any, and the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.  The President shall execute all bonds, mortgages and other contracts, except:  (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 8(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 12(c).

(c)                                  Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managers, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d)                                 Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company except to the extent that such duties are allocated to the Chief Financial Officer, General Counsel, Associate General Counsel and/or Assistant General Counsel, if any.  The Secretary shall attend all meetings of the Board and all meetings of the Company, if any, and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the Company, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e)                                  Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.  Any of the duties of the Treasurer and Assistant Treasurer described in this clause (e) may also be performed by the Chief Financial Officer, if any.

(f)                                   Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business, and, subject to Section 10(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g)                                  Duties of Board and Officers. Except to the extent otherwise provided herein, each Manager and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 13.                                    Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and none of the Member, the Special Members or any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member, the Special Member or a Manager of the Company.

Section 14.                                    Capital Contributions.

The Member will be deemed admitted as the Member of the Company upon the execution and delivery of this Agreement. The Member has made a capital contribution to the Company listed on Schedule B attached hereto.  In accordance with Section 6(c), the Special Members shall not be required to make any capital contributions to the Company.

Section 15.                                    Additional Contributions.

The Member is not required to make any additional capital contribution to the Company.  The Member may make additional capital contributions to the Company at any time.  The Member shall maintain records setting forth in reasonable detail any additional capital contributions made by the Member to the Company.  The provisions of this Agreement, including this Section 15, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 16.                                    Allocation of Profits and Losses; Tax Treatment.

(a)                                 For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Member.  Net income of the Company for federal income tax purposes (and each item of income, gain, loss and deduction entering into the calculation thereof) shall be allocated to the Member.  In the event that one or more additional Members is admitted to the Company, this Agreement shall be amended to provide for the maintenance of capital accounts and allocations of net income or net loss (and items thereof) and related provisions consistent with the requirements of Section 704(b) and Section 704(c) of the Code.

(b)                                 Unless otherwise determined by the Member, the Company shall be (i) treated as an entity that is disregarded from the Member if the Member is the sole owner of the Company’s equity interests for U.S. federal income tax purposes and (ii) treated as a partnership if there is more than one owner of the Company’s equity interests for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Member and the Company shall timely make any and all necessary elections and filings for the Company in connection with treatment as a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).  No election shall be made to treat the Company as a corporation for U.S. federal income tax purposes.

(c)                                  Upon receipt by the Company of a U.S. Internal Revenue Service notice of final partnership adjustment, the Company will make a valid election under and comply with the requirements of Section 6226(a) of the Code and the regulations thereunder; and upon receipt by the Company of a statement described in either Section 6226(a)(2) or 6226(b)(4)(A)(ii) of the Code from a partnership (or any entity classified as a partnership for U.S. federal income tax purposes), the Company will prepare and furnish to its appropriate members and former members the statements described in Section 6226(b)(4)(A)(ii) of the Code.

Section 17.                                    Distributions.

Distributions on the Company’s property shall be distributed to the Member at the direction of the Member, which direction may be standing instructions.  In the absence of any direction to the contrary by the Member, distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

Section 18.                                    Books and Records; Bank Accounts.

(a)                                 The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business.  The books of the Company shall at all times be maintained by the Board.  The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours.  The Company’s books of account shall be kept using the method of accounting determined by the Member.  The Company’s independent auditor shall be an independent public accounting firm selected by the Member.

(b)                                 The Member may authorize any Manager or Officer to open and maintain one or more bank accounts; rent safety deposit boxes or vaults; sign checks, written directions, or other instruments to withdraw all or any part of the funds belonging to the Company and on deposit in any savings account or checking account; negotiate and purchase certificates of deposit, obtain access to the Company safety deposit box or boxes, and generally sign such forms on behalf of the Company as may be required to conduct the banking activities of the Company.

Section 19.                                    Other Business; Business Transactions of the Member with the Company; Company Property.

(a)                                 The Member, the Special Members and their respective Affiliates (other than the Company) may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

(b)                                 In accordance with Section 18-107 of the Act, the Member or any Affiliate thereof (other than the Company) may lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a Person who is not the Member or an Affiliate thereof (other than the Company).

(c)                                  No real or other property of the Company shall be deemed to be owned by the Member individually, but shall be owned by and title shall be vested solely in the Company.

Section 20.                                    Exculpation and Indemnification.

(a)                                 The Member shall not, and no Special Member, Officer, Manager, employee or agent of the Company and no employee, representative, agent or Affiliate of the Member (other than the Company) (collectively, the “Covered Persons”) shall, be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, bad faith or willful misconduct.

(b)                                 To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence, bad faith or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 shall be provided out of and to the extent of Company assets only, and neither the Member nor any of the Special Members have personal liability on account thereof.

(c)                                  To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d)                                 A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)                                  To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

(f)                                   The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21.                                    Certificates.

(a)                                 The ownership of a limited liability company interest in the Company (an “Interest”) by the Member shall be evidenced by a certificate (a “Certificate”) issued by the Company.  All limited liability company interests in the Company shall be securities governed by Article 8 of the UCC as in effect from time to time in the State of Delaware and Article 8 of the UCC as in effect from time to time in any other applicable jurisdiction.  Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC, such provision of Article 8 of the UCC shall be controlling.

(b)                                 Certificates evidencing the ownership of Interests in the Company shall be in substantially the form set forth in Exhibit A hereto and shall state that the Company is a limited liability company formed under the laws of the State of Delaware, the name of the

Member to whom such Certificate is issued and that the Certificate represents a limited liability company interest within the meaning of § 18-702(c) of the Delaware Limited Liability Company Act.  Each Certificate shall bear the following legend:

“THIS CERTIFICATE EVIDENCES A LIMITED LIABILITY COMPANY INTEREST IN TRIPLE ROYALTY SUB LLC (THE “COMPANY”), WHICH INTEREST SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE.  THE INTEREST REPRESENTED BY THIS CERTIFICATE, AND ANY SALE, PLEDGE, HYPOTHECATION OR TRANSFER THEREOF, ARE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY DATED AS OF NOVEMBER 30, 2018, WHICH PLACES CERTAIN RESTRICTIONS ON THE SALE, TRANSFER AND/OR PLEDGE OF SUCH INTEREST.  ANY PERSON REQUESTING THE TRANSFER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE TO SUCH PERSON SHALL AGREE TO THE PROVISIONS OF AND BECOME A PARTY TO SUCH AGREEMENT.  A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(c)                                  Each Certificate shall be signed by the President of the Company and by the Secretary of the Company or alternately, by two Managers of the Company by either manual or facsimile signature.

(d)                                 The Company shall maintain (or cause to be maintained by an agent on its behalf) books for the purpose of (a) identifying the number assigned to each Certificate issued by the Company and the name and mailing address of each registered owner of a Certificate and (b) registering the transfer and/or exchange of any Certificate (the “Register”).  Unless otherwise designated, the Secretary of the Company shall act as registrar, maintain the Register and register the transfer and/or exchange of any Certificate in accordance with the terms of this Agreement and applicable law and shall have the power and authority to hire an agent, on behalf of the Company, to maintain the Register.

(e)                                  The Certificates of the Company shall be numbered and registered in the Register of the Company as they are issued.

(f)                                   When Certificates are presented to the Company with a request to register a transfer, the Company shall register the transfer or make the exchange on the register or transfer books of the Company if the requirements set forth in Section 22 hereof for such transactions are met; provided, that any Certificates presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the holder thereof or his attorney duly authorized in writing.

(g)                                  Before due presentment for registration of transfer of a Certificate in compliance with and in accordance with Section 22 of this Agreement, the Company shall be entitled to treat the individual or entity in whose name any Certificates issued by the Company stand on the books of the Company as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such Interests on the part of any other individual or entity.

(h)                                 If any mutilated Certificate is surrendered to the Company, or the Company receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, the Company shall issue a replacement Certificate if the requirements of Section 8-405 of the UCC are met.  If required by the Company, an indemnity and/or the deposit of a bond in such form and in such sum, and with such surety or sureties as the Company may direct, must be supplied by the holder of such lost, destroyed or stolen Certificate that is sufficient in the judgment of the Company to protect the Company from any loss that it may suffer if a Certificate is replaced.  The Company may charge for its expenses incurred in connection with replacing a Certificate

Section 22.                                    Restrictions on Transfers.

(a)                                 The Member may sell, convey, assign, transfer, pledge, grant a security interest in or otherwise dispose of all or any part of its membership interest in the Company subject to the execution and delivery by the Member’s assignee of a counterpart signature page to this Agreement; provided, that so long as the Transaction Documents are in effect, such transfer shall comply with the applicable transfer restrictions under the Pledge and Security Agreement.  To the extent permitted by applicable law, any purported transfer by the Member of all or any part of its right, title and interest in and to its membership interest in the Company which is not in compliance with the terms of this Section 22 will be null and void.

(b)                                 One or more additional Members may be admitted to the Company subject to the prior written consent of the Member and the execution and delivery by the additional Member of a counterpart signature page to this Agreement.

(c)                                  The Member shall be entitled to resign subject to the admission of one or more additional Members to the Company pursuant to Section 22(b).

(d)                                 Any reference herein to the “Member” shall include any additional Members pursuant to Section 22(a) or (b).

(e)                                  At any time when there is more than one Member, any action by the Member hereunder shall be by majority vote of the Members on a pro rata basis according to their respective membership interests in the Company (which for the avoidance of doubt shall exclude any Special Member).

Section 23.                                    Dissolution.

(a)                                 Subject to Section 10(j), the Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following: (i) the Member votes for dissolution or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b)           No other event, including the retirement, insolvency, liquidation, dissolution, insanity, expulsion, Bankruptcy, death, incapacity or adjudication of incompetency of the Member, shall cause the existence of the Company to terminate.  Upon the retirement or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company (other than in connection with the transfer by the Member of 100% of its membership interest in the Company in accordance with this Agreement or any other circumstance in which there is already another Member of the Company pursuant to the provisions of this Agreement), each Independent Manager shall become a Special Member of the Company pursuant to Section 6(c) and the business of the Company shall continue in a manner permitted by the Act.

(c)           The Bankruptcy of the Member or any Special Member shall not cause the Member or such Special Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.  Notwithstanding any other provision of this Agreement, each of the Member and the Special Members waives any right that it might have under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the Bankruptcy of the Member or the Special Member (as applicable) or the occurrence of any event that causes the Member or the Special Member (as applicable) to cease to be a member of the Company.

(d)           In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act and that otherwise would not result in a breach of the TRC LLC Agreement.

Section 24.            Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement and subject to compliance with the requirements of the TRC LLC Agreement, to the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that the Member or the Special Members might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.  Each of the Member and the Special Members shall not have any interest in any specific assets of the Company, and neither the Member nor the Special Members shall have the status of a creditor with respect to any distribution pursuant to Section 17 hereof. The interest of the Member in the Company is personal property.

Section 25.            Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or any Special Member.  Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered

Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

Section 26.            Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 27.            Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 28.            Binding Agreement.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member in accordance with its terms.

Section 29.            Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SUCH LAWS.  THE COURT OF CHANCERY OF THE STATE OF DELAWARE SHALL BE THE SOLE AND EXCLUSIVE FORUM TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING, AND TO SETTLE ANY DISPUTES, WHICH MAY ARISE OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

Section 30.            Amendments.

(a)           This Agreement may be amended, supplemented or otherwise modified by the Member to cure any ambiguity, to correct or supplement any provisions in this Agreement, to add any provisions to this Agreement, to change this Agreement in any manner or to eliminate any of the provisions in this Agreement subject in each case to Section 10(j).

(b)           Any amendment, supplement or other modification to this Agreement shall be in writing.  Promptly after the execution of any amendment, supplement or other modification to this Agreement, the Company shall furnish a copy of such amendment, supplement or other modification to the Member.

(c)           Promptly after the execution of any amendment, supplement or other modification to the Certificate of Formation, the Company shall cause its filing with the Secretary of State of the State of Delaware.

Section 31.            Counterparts.

This Agreement may be executed in any number of counterparts, including by facsimile or other electronic means of communication, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 32.            Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by electronic mail, telefacsimile or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 3, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto, (c) in the case of the Managers, at their respective addresses set forth in Schedule B attached hereto, and (d) in the case of any of the foregoing, at such other address as may be designated by written notice to the other party.

Section 33.            Acknowledgement of Pledge of Membership Interest.

The parties hereto hereby acknowledge that the Member’s membership interest in the Company has been pledged to the Indenture Trustee for the benefit of the noteholders under the Indenture, pursuant to the Pledge and Security Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement of Triple Royalty Sub LLC as of the day and year first written above.

THERAVANCE BIOPHARMA R&D, INC.,
as Member

By:	/s/ Brett A. Grimaud
	Name:	Brett A. Grimaud
	Title:	Assistant Secretary, Vice President and
Assistant General Counsel

TRIPLE ROYALTY SUB LLC

Amended and Restated LLC Agreement

SCHEDULE A

DEFINITIONS AND RULES OF CONSTRUCTION

A.           Definitions

When used in this Agreement, the following terms not otherwise defined herein have the respective meanings set forth or referenced below:

“Account Control Agreement” means the Account Control Agreement, dated as of the Initial Closing Date, entered into by and among the Company, the Servicer, the Indenture Trustee and the financial institution identified therein as the “securities intermediary” as defined in Section 8-102 of the UCC and the “bank” as defined in Section 9-102 of the UCC thereunder, and such additional Account Control Agreements as may be entered into following the Initial Closing Date by and among the Company, the Indenture Trustee and such other financial institution, including any substitute Account Control Agreements, relating to the accounts to be established and maintained by the Indenture Trustee pursuant to the Indenture.

“Act” has the meaning set forth in the recital to this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” has the meaning specified in the preamble to this Agreement.

“Bankruptcy” means, with respect to any Person, if (i) such Person makes an assignment for the benefit of creditors, (ii) such Person files a voluntary petition in bankruptcy, (iii) such Person is adjudged as bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) such Person files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any statute, law or regulation, (v) such Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) such Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. With respect to the Member, the foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Board” or “Board of Managers” means the Board of Managers of the Company excluding the Independent Managers (and a reference to a majority of the Board or the Board of

Schedule A-1

Managers shall mean a majority of the Board or Board of Managers excluding the Independent Managers) unless the consent or approval of the Independent Managers is required under this Agreement in which case the Board means the Board of Managers including the Independent Managers.

“Certificate” has the meaning set forth in Section 21(a) of this Agreement.

“Certificate of Formation” means the Certificate of Formation of the Company, filed with the Secretary of State of the State of Delaware on October 24, 2018.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

“Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 20(a) of this Agreement.

“Fiscal Year” has the meaning set forth in Section 7 of this Agreement.

“Indenture” means the Indenture, dated as of the Initial Closing Date, entered into between the Company and the Indenture Trustee, as may be amended, supplemented and restated from time to time.

“Indenture Trustee” means U.S. Bank National Association, a national banking association, in its capacity as the indenture trustee under the Indenture to be entered into by the Company on the Initial Closing Date.

“Independent Manager” means a natural person who, (A) (1) has prior experience as an independent director, independent manager or independent member with at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and (2) is provided by CICS, LLC, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company SP Services, Inc., Stewart Management Company, TMF Group New York, LLC or, if none of those companies is then providing professional independent managers, another nationally-recognized company reasonably approved by the Member, in each case that is not an Affiliate of the Company and that provides professional independent managers and other corporate services in the ordinary course of its business, (B) is not, and has not been for a period of five years prior to his or her appointment as an independent manager of the Company:  (1) a stockholder (whether direct, indirect or beneficial), counterparty under a contract for commercial services, advisor or supplier of the Member or any of its Affiliates (the “Parent Group”), (2) a director, officer, employee, partner, attorney or consultant of the Parent

Schedule A-2

Group, (3) a person related to any person referred to in clause (B)(1) or (B)(2) above, (4) a person controlling or under common control with any such stockholder, partner, counterparty under a contract for commercial services, supplier, employee, officer or director or (5) a trustee, conservator or receiver for any member of the Parent Group and (C) shall not at any time serve as a trustee in bankruptcy for the Company, the Member or any Affiliate thereof, and shall insure that (v) no resignation or removal of an Independent Manager shall be effective until a successor Independent Manager is appointed and such successor shall have accepted his or her appointment as an Independent Manager by a written instrument, (w) at least two members of the Board of Managers shall be Independent Managers, (x) the Board of Managers shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Company or consent to an involuntary bankruptcy petition with respect to the Company unless a unanimous vote of the Board of Managers (which vote shall include the affirmative vote of the Independent Managers) shall approve the taking of such action in writing prior to the taking of such action, (y) the Board of Managers shall not vote on any matter requiring the vote of its Independent Managers under its limited liability company agreement unless and until each Independent Manager is then serving on the Board of Managers and (z) the provisions requiring Independent Managers and the provisions described in clauses (x) and (y) of this definition cannot be amended without the prior written consent of the Member.

“Initial Closing Date” means November 30, 2018.

“Interest” has the meaning set forth in Section 21(a) of this Agreement.

“Management Agreement” means the agreement of the Managers in the form attached hereto as Schedule C.

“Managers” means the managers elected to the Board of Managers from time to time by the Member, including the Independent Managers.

“Member” has the meaning specified in the preamble to this Agreement for which purpose the term “Member” shall not be deemed to include any Special Member.

“Notes” means each class of notes issued by the Company from time to time pursuant to the Indenture.

“Officer” means an officer of the Company described in Section 12(a).

“Original LLC Agreement” has the meaning set forth in the recital to this Agreement.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Initial Closing Date, entered into between the Member and the Indenture Trustee.

Schedule A-3

“Register” has the meaning set forth in Section 21(d) of this Agreement.

“Sale and Contribution Agreement” means the Sale and Contribution Agreement, dated as of the Initial Closing Date, entered into among Theravance Biopharma R&D, the Company, and solely with respect to Articles V and IX and Sections 6.7, 8.2, 8.3 and 8.4 thereof, Theravance Biopharma, Inc.

“Servicer” means Theravance Biopharma R&D, in its capacity as the servicer under the Servicing Agreements and its permitted successors and assigns in such capacity.

“Servicing Agreement” means the Servicing Agreement, dated as of the Initial Closing Date, between the Company and the Servicer.

“Special Member” means, upon the admission to the Company as a member of the Company, any such Person acting as an Independent Manager who is designated pursuant to Section 6(c), such Person, in its capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Specified Action” means to institute or participate in proceedings to have the Company be adjudicated bankrupt or insolvent, or to consent to the institution of bankruptcy or insolvency proceedings against the Company or to file a petition seeking, or to consent to, reorganization, liquidation or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, insolvency, reorganization or dissolution or to consent to the appointment of a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) of the Company or a substantial part of its property, or to make any assignment for the benefit of creditors of the Company, or to admit in writing the Company’s inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action.

“Theravance Biopharma R&D” means Theravance Biopharma R&D, Inc., a Cayman Islands exempted company.

“Transaction Documents” means this Agreement, the Indenture, the Notes, the Servicing Agreement, the Account Control Agreement, the Sale and Contribution Agreement, the Pledge and Security Agreement and any other documents that are identified as “Transaction Documents” in the Indenture for any Notes outstanding and all other agreements, instruments, orders, certificates, notices, financing statements and other documents entered into or delivered in connection therewith.

“TRC LLC” means Theravance Respiratory Company, LLC, a Delaware limited liability company.

“TRC LLC Agreement” means the limited liability company agreement of TRC LLC, dated as of May 31, 2014.

“UCC” means the Uniform Commercial Code as in effect in the State of Delaware or other relevant jurisdiction, as amended and in effect from time to time.

Schedule A-4

B.           Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement. Any reference herein to an agreement or other document shall refer to such agreement or other document as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

Schedule A-5

SCHEDULE B

MEMBER

Name	Mailing Address

Theravance Biopharma R&D, Inc.

Theravance Biopharma R&D, Inc.
c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080
Attention: Brett A. Grimaud, Assistant Secretary, Vice President & Assistant General Counsel
Facsimile: (650) 808-6095
Email: BGrimaud@theravance.com

MANAGERS

Name	Mailing Address
Rick E Winningham	901 Gateway Boulevard South San Francisco, California 94080 Facsimile: (650) 808-6095 Email: rwinningham@theravance.com
Bradford J. Shafer	901 Gateway Boulevard South San Francisco, California 94080 Facsimile: (650) 808-6095 Email: bshafer@theravance.com
Asif Ali	901 Gateway Boulevard South San Francisco, California 94080 Facsimile: (650) 808-6095 Email: asali@theravance.com
Albert J. Fioravanti	TMF Group New York, LLC 48 Wall Street, 27th floor New York, New York 10005 Facsimile: (212) 346-9012 Phone: (212) 346-9005 Email: Al.Fioravanti@tmf-group.com
Leonard J. Padula	TMF Group New York, LLC 48 Wall Street, 27th floor New York, New York 10005 Facsimile: (212) 346-9015 Phone: (212) 346-9000 Email: Len.Padula@tmf-group.com

Schedule B-1

OFFICERS

Name	Title

Rick E Winningham	President

Bradford J. Shafer	Executive Vice President and Secretary

Asif Ali	Vice President and Treasurer

Brett A. Grimaud	Vice President and Assistant Secretary

Jessica Stitt	Vice President and Assistant Treasurer

Initial Capital Contribution of the Member: $1,000

Schedule B-2

SCHEDULE C

FORM OF MANAGEMENT AGREEMENT

[DATE]

Triple Royalty Sub LLC
c/o Theravance Biopharma US, Inc.

901 Gateway Boulevard

South San Francisco, CA 94080

Re:                             Management Agreement

Triple Royalty Sub LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned persons, who have been designated as managers of Triple Royalty Sub LLC, a Delaware limited liability company (the “Company”), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 30, 2018 (as the same may be amended, supplemented or otherwise modified from time to time, the “LLC Agreement”) attached hereto as Exhibit A, hereby agree as follows:

1.                                      Each of the undersigned agrees to the terms and conditions of the LLC Agreement.

2.                                      Each of the undersigned accepts such person’s rights and authority as a Manager under the LLC Agreement and agrees to perform and discharge such person’s duties and obligations as a Manager under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person’s successor as a Manager is designated, elected and qualified or until such person’s death or resignation or removal as a Manager in accordance with the LLC Agreement.  Each of the undersigned agrees and acknowledges that he or she has been designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Delaware Limited Liability Company Act, as amended from time to time.  Without limitation of the foregoing, each of the undersigned identified as an “Independent Manager” hereby acknowledges and agrees that his or her duties as a Manager are strictly limited to those assigned to the Independent Managers pursuant to the LLC Agreement including, without limitation, to be appointed as a Special Member to exercise the rights and perform the duties of a Special Member set forth in Section 6(c) of the LLC Agreement in the circumstances set forth in Section 6(c) of the LLC Agreement.

3.                                      Each of the undersigned agrees, solely in his or her capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar

Schedule C-1

official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

4.                                      THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SUCH LAWS.  THE COURT OF CHANCERY OF THE STATE OF DELAWARE SHALL BE THE SOLE AND EXCLUSIVE FORUM TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING, AND TO SETTLE ANY DISPUTES, WHICH MAY ARISE OUT OF OR IN CONNECTION WITH THIS MANAGEMENT AGREEMENT.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the LLC Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

Schedule C-2

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

Name:	Rick E Winningham
Title:	Manager

Name:	Bradford J. Shafer
Title:	Manager

Name:	Asif Ali
Title:	Manager

Name:	Albert J. Fioravanti
Title:	Independent Manager

Name:	Leonard J. Padula
Title:	Independent Manager

Schedule C-3

Exhibit A

Amended and Restated

Limited Liability Company Agreement

of

Triple Royalty Sub LLC

EXHIBIT A

FORM OF CERTIFICATE

SEE ATTACHED

Number 1	Interests 100%

Triple Royalty Sub LLC,

a limited liability company formed under the laws of the State of Delaware

Limited Liability Company Interest

(within the meaning of 6 Del. Co. §18-702(c))

THIS CERTIFICATE EVIDENCES A LIMITED LIABILITY COMPANY INTEREST IN TRIPLE ROYALTY SUB LLC (THE “COMPANY”), WHICH INTEREST SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE.  THE INTEREST REPRESENTED BY THIS CERTIFICATE, AND ANY SALE, PLEDGE, HYPOTHECATION OR TRANSFER THEREOF, ARE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY DATED AS OF NOVEMBER 30, 2018, WHICH PLACES CERTAIN RESTRICTIONS ON THE SALE, TRANSFER AND/OR PLEDGE OF SUCH INTEREST.  ANY PERSON REQUESTING THE TRANSFER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE TO SUCH PERSON SHALL AGREE TO THE PROVISIONS OF AND BECOME A PARTY TO SUCH AGREEMENT.  A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

This certifies that Theravance Biopharma R&D, Inc., a Cayman Islands exempted company, is the owner of 100% of the fully paid and non-assessable interests of the above-named Company and is entitled to the full benefits and privileges of such interest, subject to the duties and obligations, as more fully set forth in the Amended and Restated Limited Liability Company Agreement of the Company.  This Certificate is transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

In witness whereof, the said Company has caused this Certificate, and the interest it represents, to be signed by its duly authorized officers this 30th day of November, 2018.

Name:
Title: